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                                                                      EXHIBIT 21

                       HORACE MANN EDUCATORS CORPORATION
     SIGNIFICANT SUBSIDIARIES AND THEIR RESPECTIVE STATES OF INCORPORATION
                               DECEMBER 31, 1996



Allegiance Insurance Company - California

Allegiance Life Insurance Company - Illinois

Horace Mann Life Insurance Company - Illinois

Horace Mann Insurance Company - Illinois

Teachers Insurance Company - Illinois

Horace Mann Investors, Inc. - Maryland

Horace Mann Service Corporation - Illinois